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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Partners
Two Park Company:


     We consent to incorporation by reference in this Amendment No. 1 (File No. 333-29013) to the Registration Statement of Vornado Realty Trust and Vornado Realty L.P. and the Post-Effective Amendment to the Registration Statement No. 33-62395 of Vornado Realty Trust, both on Form S-3, of our report dated March 14, 1997, with respect to the balance sheets of Two Park Company, a New York general partnership, as of December 31, 1996 and 1995, and the related statements of operations, changes in partners' capital and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Form 8-K of Vornado Realty Trust dated March 12, 1997 as amended by Form 8-K/A dated March 12, 1997, and incorporated by reference in the Registration Statement on Form 10 (File No. 000-22685) of Vornado Realty L.P. and to the reference to our firm under the heading "Experts" in the prospectus.


                                                  KPMG Peat Marwick LLP

Boston, Massachusetts

July 18, 1997